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                                                               EXHIBIT 10.5

                                                              LS-T-GP #6477





                           GAS PURCHASE CONTRACT

                                  BETWEEN

                           EP OPERATING COMPANY

                                "AS SELLER"

                                    AND

                           LONE STAR GAS COMPANY

                     A DIVISION OF ENSERCH CORPORATION

                                "AS BUYER"





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

                    GAS PURCHASE CONTRACT


                          I N D E X

DEFINITIONS..................................ARTICLE I      Page 1
PROPERTIES COVERED...........................ARTICLE II     Page 3
SUBJECT MATTER...............................ARTICLE III    Page 3
RESERVATIONS BY SELLER.......................ARTICLE IV     Page 4
QUALITY AND PRESSURE.........................ARTICLE V      Page 5
PIPELINE CONNECTION..........................ARTICLE VI     Page 7
DELIVERY POINT...............................ARTICLE VII    Page 8
OPTION TO SELL TO ALTERNATIVE MARKET.........ARTICLE VIII   Page 8
EQUIPMENT....................................ARTICLE IX     Page 9
FIELD OPERATION..............................ARTICLE X      Page 10
QUANTITY.....................................ARTICLE XI     Page 11
MEASUREMENT..................................ARTICLE XII    Page 13
PRICE........................................ARTICLE XIII   Page 14
PAYMENT......................................ARTICLE XIV    Page 16
TERM.........................................ARTICLE XV     Page 18
FORCE MAJEURE................................ARTICLE XVI    Page 18
TAXES........................................ARTICLE XVII   Page 20
IN GENERAL...................................ARTICLE XVIII  Page 21


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
                           GAS PURCHASE CONTRACT

          THIS AGREEMENT, made and entered into this 1st day of January, 1988, by and between EP OPERATING COMPANY, hereinafter referred to as "Seller" and LONE STAR GAS COMPANY, a Division of ENSERCH CORPORATION, a Texas Corporation, hereinafter referred to as "Buyer".

                           W I T N E S S E T H :

     In consideration of the sum of One Dollar ($1.00) cash in hand paid to Seller by Buyer, the receipt of which is hereby acknowledged, and of the covenants and agreements herein contained, Seller and Buyer do hereby contract and agree with each other as follows:

                                 ARTICLE I

DEFINITIONS:

     For the purposes hereof, the words, phrases, and terms used herein shall be used in the ordinary meaning unless the agreement clearly indicates otherwise or unless same is hereinafter defined, in which instance such word, phrase, or term shall have the meaning clearly attributable to it or as defined hereinafter below:

     l. The word "gas" shall mean natural gas produced from gas wells only and not gas produced in association with oil
(Casinghead Gas).

     2. The term "casinghead gas" shall mean gas produced from a well which is classified as an oil well under the law or by ruling of the Railroad Commission of Texas and in the absence of any classification under such law or ruling, such term means gas which is associated or blended with crude petroleum oil at the time of production from the well.

     3. The word "day" shall mean a period of twenty-four (24) consecutive hours commencing at 7:00 a.m. on one calendar day and ending at 7:00 a.m. on the following calendar day. The reference date for any day shall be the time at the beginning of such day.

     4. The word "month" shall mean the period beginning at 7:00 a.m. on the first day of a calendar month and ending at 7:00 a.m. on the first day of the next succeeding calendar month.

     5. The term "accounting period" shall mean a period of twelve (12) consecutive months commencing on January 1, 1988 an each January 1 thereafter during the term of this Agreement.

     6. The term "partial accounting period" shall mean any continuous period of time during the term hereof which is not a full accounting period.

     7. The abbreviation "MCF" shall mean one thousand (l,000) cubic feet.

     8.   The abbreviation "BTU" shall mean British Thermal Unit.

     9.   The abbreviation "MMBTU" shall mean one million
(l,000,000) BTUs.

     10. The abbreviation "psia" shall mean pounds per square inch absolute.

     11. The abbreviation "psig" shall mean pounds per square inch gauge.

     12. The word "well" shall mean any well classified as a gas well or oil well by the Texas Railroad Commission or other governmental authority having jurisdiction. Each completion shall be deemed to be a separate well.

     13. The term "total heating value" shall mean the number of BTU's produced by combustion at constant pressure of an amount of gas which would occupy one (l) cubic foot at a temperature of sixty degrees (60) Fahrenheit and a pressure of fourteen and sixty-five hundredths (14.65) psia and water vapor saturated.

     14. The term "cubic foot of gas" shall mean the volume of gas contained in one (l) cubic foot of space at a pressure base of fourteen and sixty-five hundredths (14.65) psia and at a temperature of sixty degrees (60) Fahrenheit.

                                ARTICLE II

PROPERTIES COVERED:

Seller covenants and represents that Seller owns, or owns an interest in, certain valid and subsisting oil and gas mining lease or leases and/or oil and gas rights covering lands in Gregg County, State of Texas. Subject to the provisions of Article IV, fifty percent (50%) of Seller's interest in said lands, lease or leases and/or rights are included within and covered by this contract in accordance with the terms, provisions and conditions hereof, and are more particularly described in Exhibit "A" attached hereto, and shown within the area outlined on the Exhibit "B" plat attached hereto. Exhibit's "A" and "B" are by reference made a part hereof as fully and effectually as though set out in full herein. This contract shall apply to lease extensions, renewals and reacquisition of leases and/or rights covering acreage described in and outlined on the Exhibits "A" and "B" by Seller, its successors or assigns for a period of ten (10) years from the date hereof. Waiver or release of this covenant shall be ineffective unless expressed in writing signed by Buyer.

                                ARTICLE III

SUBJECT MATTER:

     Subject to the terms and provisions herein set out and specifically Article IV, Seller hereby agrees to sell and deliver to Buyer at the point of delivery herein provided for, and Buyer hereby agrees to purchase and receive at such point of delivery fifty percent (50%) of Seller's interest in legally produced gas of whatsoever kind or character as produced (including all hydrocarbons therein contained), reasonably, practicably, economically and profitably usable and saveable by Buyer, collectively hereinafter referred to as the subject matter hereof, which may be produced from all of the wells now and hereafter drilled on the lands, leases and properties (sometimes referred to herein as "premises") included within the areas described in and outlined on the Exhibits "A" and "B" attached hereto, in accordance with the terms and conditions herein stipulated.

                                ARTICLE IV

RESERVATIONS BY SELLER:

     Seller reserves and excepts from the terms of this contract the following:

     1. A volume of gas to fulfill its obligations and previous dedications under that certain Farmout Agreement between Seller and Chevron U.S.A. acting through its Division Warren Petroleum Company (or their predecessors in title) dated January 1, 1942 and the Gas Purchase Agreement between Seller and Western Gas Corporation dated September 1, 1987.

     2. The right to use sufficient gas above ground for the requirements in the development and operation of the properties subject to this contract located in the field in which the premises covered hereby are located, including, but not limited to, use of gas for drilling, workover operations, gas lift, treating, dehydration, and compressing.

     3. The right on behalf of lessors to such other gas as lessors are entitled to use under the terms of the leases covered hereby.

     4. The right in the producers to pool and unitize the land, leases and properties covered by this Contract with other lands, leases and properties of others located in the field in which the premises covered hereby are located, and such premises included in any pool or unit, and all of Seller's gas produced therefrom, shall be covered by this Contract; provided that the exercise of such right by the producers shall not diminish Buyer's right nor increase its obligations with respect to the gas produced from the lands covered hereby.

     5. The right in the producers to operate the lands, leases, and properties and in the Seller to operate the gathering system covered by this Contract in such manner as they deem advisable, including the right in the producers to drill new wells, to repair or rework old wells, to renew in whole or in part any of the leases covered by this Contract, and to abandon or elect not to connect any well or surrender, release or terminate any lease not deemed by Seller capable under normal methods of operation of producing gas in commercial quantities.

                                ARTICLE V

QUALITY AND PRESSURE:

     Buyer shall not be obligated to take or pay for (but shall pay for if taken) any gas tendered to it hereunder unless the same meets the following requirements as to quality and pressure.

     l. The gas delivered hereunder shall not contain more than five (5) grains of total sulphur, and shall not contain more than one-fourth (o grain of hydro gen sulphide, per one hundred (l00) cubic feet of gas.

     2. The gas delivered hereunder shall not contain any oxygen and shall not contain more than three percent (3%) by volume of carbon dioxide, and shall be commercially free from liquid water, crude oil, mineral seal oil, distillate and other impurities, or noncombustible gases, which would adversely affect Buyer's service to its ultimate consumer. The gas delivered hereunder shall be at temperatures not in excess of one hundred twenty degrees (120) Fahrenheit and not less than forty degrees (40) Fahrenheit.

     3. The gas delivered hereunder shall not contain more than seven pounds (7#) of water vapor per million cubic feet of gas. Seller agrees to dehydrate such gas or cause same to be dehydrated to meet this requirement and to install, maintain and operate or cause to be installed, maintained and operated dehydration facilities of sufficient capacity to do so at all times.

     4. The gas delivered hereunder shall have a total heating value of not less than one thousand (l,000) BTU's per cubic foot.

     5. The gas delivered hereunder shall be at a pressure which is sufficient to enter Buyer's pipeline at the point of delivery to Buyer against a varying working pressure maintained therein by Buyer up to a maximum of eleven hundred pounds (1100#) per square inch gauge pressure. Seller agrees to dehydrate, treat and compress such gas or cause same to meet the foregoing specifications and to install, maintain and operate or cause to be installed, maintained and operated the necessary facilities of sufficient capacity to do so at all times. Seller agrees that Buyer may furnish compression facilities upon Seller's failure to provide gas at the pressure level set out above. Buyer may charge a reasonable fee for such facilities.

     6. The gas delivered hereunder shall have stable heating value and specific gravity within ranges that will permit efficient utilization thereof by Buyer in the usual conduct of its business and in the performance of Buyer's public service obligations, and Buyer shall not be obligated to take or pay for any gas tendered to it hereunder which, in the judgment of Buyer, is not interchangeable with the gas in that portion of Buyer's pipeline system to which Seller's delivery line is connected. Buyer's determination of such interchangeability shall be based upon a factor which is equivalent to the quotient obtained by dividing the total heating value of such gas, expressed in BTU's by the square root of the specific gravity of such gas. Such factor must be within +7% of the inter change factor established by Buyer for its system at the point or points of delivery of the gas covered hereunder.

                                ARTICLE VI

PIPELINE CONNECTION:

     Buyer and Seller shall arrange for pipeline connection, and within sixty (60) days after the date of the acknowledgement of the official signatory for Buyer, Seller shall commence, or cause to be commenced, procedure for the construction of the necessary gathering facilities from Seller's well or wells to the point of delivery and shall complete or cause such gathering facilities to be completed with due diligence, and Buyer shall commence, or cause to be commenced, procedure for the construction of any necessary pipeline from its existing pipeline system to the point of delivery and shall complete or cause the same to be completed with due diligence. Upon completion of the aforesaid pipelines by both Seller and Buyer, Buyer shall connect Seller's gathering facilities with Buyer's pipeline, and all wells then completed shall be properly equipped and promptly connected by Seller to Seller's gathering facilities, whereupon the delivery and reception of gas shall commence hereunder, and all wells thereafter drilled, and completed as producers shall be by Seller properly equipped and promptly connected to Seller's gathering facilities as Seller deems appropriate as a prudent operator and upon connection of such facilities Buyer shall commence taking the gas therefrom in accordance with the terms of this contract. If it is or becomes unprofitable to Buyer for it to do so, Buyer shall neither be required to connect or continue connection with Seller's gathering facilities, nor to continue operation and maintenance of its pipeline to the field in which said delivery line is located; provided however, such determination does not provide Buyer with the right to reduce the price pursuant to Article XIII of the Contract. If such determination is made by Buyer then Seller upon thirty (30) days written notice may terminate this agreement.

                                ARTICLE VII

DELIVERY POINT:

     The delivery point of the subject matter hereof, as aforesaid, shall be at the inlet flange of Buyer's pipeline facilities located at Seller's "Willow Springs Central facilities" which are located on that certain tract of twenty (20) acres approximately 600 feet from the West line and 1100 feet from the South line of the Marshall Mann Survey, A-256 in Gregg County, Texas. The title to and ownership of the gas delivered hereunder shall pass to and absolutely vest in Buyer at the point of delivery.

                               ARTICLE VIII

OPTION TO SELL GAS TO ALTERNATIVE MARKET:

     (1.) Notwithstanding anything to the contrary contained herein, Seller shall have the right to market to a third party buyer all or a portion of Seller's interest in gas production dedicated hereto which can be legally produced and which is temporarily surplus to Buyer's requirements. Such gas is hereinafter referred to as "Excess Available Gas". Seller shall have no further obligation to Buyer with respect to the excess available gas sold to Third Parties except as provided in paragraph (3) of this Article VIII.

     (2.) The term "Excess Available Gas" shall mean that volume of gas avail able under the terms hereunder which Buyer does not desire to purchase. The term "Purchase Gas" shall mean that volume of gas which Seller delivers and Buyer purchases hereunder. The amount of Excess Available Gas shall vary from time to time depending upon Buyer's purchase requirements and upon the delivery capacity of Seller's wells at the Point(s) of Delivery. The total amount of gas which Seller actually delivered at the end of each month shall be proportionately divided, based upon the dispatch orders of Buyer and Seller's third party buyer, to determine and distinguish Purchase Gas from Excess Available Gas as illustrated in the attached Exhibit "C" which is incorporated herein and made a part hereof. All gas which is not Purchase Gas hereunder shall be deemed Excess Available Gas.

     (3.) Notwithstanding the terms of this Article VIII, in the event of an emergency and/or market demand requirement as determined by Buyer's sole discretion Buyer shall have the right to receive all or part of the gas available under the Contract to satisfy its public service obligations.

     (4.) Subject to the terms and conditions of this Article VIII, Buyer hereby waives all of its rights hereunder to purchase gas which Buyer herein deems to be Excess Available Gas.

     (5.) This option to sell to a third party shall be in full force and effect commencing with initial delivery and shall continue for the term of this contract.

     (6.) During the term of this Contract Buyer agrees to transport such Excess Gas to a mutually agreeable point on Buyer's S-2 Intrastate Transmission Pipeline System east of Opelika Field in Henderson County, Texas. Such transportation shall be provided on a reasonable efforts basis and shall be subject to the availability of adequate excess capacity and be pursuant to a fully executed transportation agreement between the parties.

                                ARTICLE IX

EQUIPMENT:

     Seller agrees to furnish, install and maintain such equipment as may be necessary for the proper, safe and efficient operation and maintenance of Seller's well or wells and delivery line and to enable it to make delivery of gas as provided herein. Such equipment shall include the valves and fittings necessary to permit Buyer to make its connections at the point of delivery and to regulate the deliveries from Seller's delivery line according to Buyer's requirements, including chokes and other equipment that may be necessary to prevent freezing during the varying deliveries from Seller's well or wells and delivery line. All such equipment which may be required to withstand the closed-in pressures of the wells shall be constructed with a working pressure rating at least equal to the maximum closed-in pressures of the wells. Seller shall also furnish, install and maintain such drips, separators and other devices as may be necessary to prevent the admission of any objectionable liquids or solids into the pipeline of Buyer. Such drips, separators, delivery line and other devices shall be constructed with a working pressure rating at least equal to the working pressure at which lt is contemplated hereunder they will operate and they shall be equipped with suitable safety devices such as explosion heads to protect against excessive pressure. Seller shall furnish any information requested by Buyer regarding wells or equipment, and Seller shall maintain producing wells in good condition and at all times connected to Seller's delivery line except when disconnected for repairs.

     Any distillates, condensates and/or liquid hydrocarbons accumulating in the drips, lease separators and/or lines from the respective wells to Buyer's respective meters shall belong to and be owned by Seller, and all distillates, condensates and/or liquid hydrocarbons accumulating in drips and/or lines after the same shall have passed through Buyer's meters shall belong to and be owned by Buyer.

                                ARTICLE X

FIELD OPERATIONS:

     Seller shall regulate the flow of gas into Buyer's pipeline at the point of delivery in the quantities and at the times desired by Buyer to meet the fluctuating condition of Buyer's market, it being understood that Buyer may from time to time find it necessary to shut off entirely the flow of gas hereunder, and that in such event Buyer shall not be liable to Seller for the resulting effect thereof. Seller shall have agents or employees available at all times to whom Buyer may verbally or otherwise make known Buyer's current requirements for gas hereunder, and on whom Seller shall impose the responsibility of feeding gas into Buyer's pipeline at the point of delivery, in the amounts and at the times requested by Buyer to meet Buyer's fluctuating market demand. Buyer shall have the right at all reasonable times to inspect Seller's wells and delivery line. In the event of an emergency or failure of Seller to regulate the deliveries of gas or to shut off the flow of gas into Buyer's pipeline system in the amounts and at the times requested by Buyer, then Buyer shall have the right to regulate the deliveries of gas or to shut off the flow of gas into Buyer's pipeline system and Buyer shall not be liable for the resulting effect thereof.

     Seller retains full and continuing responsibility for the care and condition of all wells located on the premises and Seller's delivery line connected to Buyer's pipeline under this contract, and Buyer does not assume nor shall it have any responsibility or obligation with respect to the care or condition of such wells or delivery line. Seller agrees to operate such wells and gathering facilities in such a manner, consistent with prudent operating standards. Seller shall have the duty of apportioning deliveries of gas hereunder between the various wells connected to Seller's delivery line, and when requested by Buyer, Seller shall furnish Buyer statements of gas produced from each well.

                                ARTICLE XI

QUANTITY:

     Buyer will endeavor to purchase gas from lands covered by this Contract ratably on a yearly basis with its purchases of gas under other contracts covering other lands located in the same field. Nevertheless, Buyer undertakes no obligation to purchase gas solely from Seller or solely within the district in which the premises covered hereby are located, nor to purchase at all times Seller's full quantity of gas which is available for sale; but conversely, the amount of gas which Buyer will be able to purchase and receive hereunder will vary from time to time and will depend upon operating conditions of Buyer, the amount of gas purchased by Buyer in local and other fields and procured from other sources, pipeline and plant capacities and facilities, the requirements of the customers supplied by Buyer's pipeline system and other conditions and circumstances peculiar to the industry.

     Tests for the purpose of determining Seller's delivery capacity by actual measurement and calculation shall be conducted at the point of delivery at the instance or request of either Seller or Buyer, at intervals of approximately six (6) months or as often as Seller and Buyer mutually agree to be necessary and both parties shall have the right to witness any test. Seller's delivery capacity at the point of delivery on each day during the period between the dates of any two consecutive tests shall be determined by the first of such tests provided such tests shall be made only after a stabilized rate of flow for a twenty-four (24) hour period has been achieved at the point of delivery from all well(s) attached to Seller's delivery line by not less than seventy-two (72) hours' flow against a stabilized pressure maintained by Buyer as a normal operating pressure at the point of delivery.

     In the event Seller delivers gas to Buyer from wells subject to the pricing provisions of this contract which is commingled with other gas delivered by Seller to Buyer, or commingled with any other gas at the point of delivery, Seller agrees to allocate to each well its proportionate share of production in accordance with prudent accounting and engineering principles. Seller agrees to furnish to Buyer an allocation statement in form approved by Buyer, on or before the tenth (lOth) workday of each calendar month setting out the volumes attributable to each well for the preceding calendar month. If such statement is not furnished in a timely manner, payment to Seller shall be delayed until the next scheduled payment date following at least fifteen (15) days from Buyer's receipt of such statement. Further, Seller agrees to furnish Buyer, upon Buyer's request, copies of any of Seller's filings with the appropriate jurisdictional agency and the Federal Energy Regulatory Commission and copies of all administrative or judicial determinations, if any, as to the category of gas produced by Seller's well(s).

                                ARTICLE XII

MEASUREMENT:

     Whenever the conditions of pressure and temperature differ from those set out herein, the volume of gas delivered shall be converted to the pressure base of 14.65 psia and temperature base of sixty degrees (60) Fahrenheit and properly corrected for deviation from the Ideal Gas Laws. In gas measurement computations Buyer may use the findings and rules of the Railroad Commission or, with respect to flowing temperature, a flowing temperature obtained by periodic tests conducted by Buyer (provided, however, that either party may at its expense properly install and operate a recording thermometer of standard make, and in this event the flowing temperature as recorded shall be used). The total heating value of the gas shall be determined by Buyer taking samples of the gas at the delivery point at least semi-annually. Seller shall have the right to witness and verify Buyer's sample. All of the gas received hereunder shall be measured by means of meter or meters of standard type, which shall be installed, operated and maintained by Buyer and placed at the aforesaid point(s) of delivery or in as close proximity thereto as practicable. Such measurement instruments shall be at all reasonable times subject to joint check, test and inspection. When any test shall show an error of more than two percent (2%) in the measurement, correction shall be made for the period during which the measurement instruments were in error, first, by using the registration of Seller's check meter, if installed and registering accurately; if no check meter is installed and registering accurately or if this period cannot be ascertained, correction shall be made for one-half (1/2) of the period elapsed since the last date of test, and this measuring instrument shall be adjusted immediately to measure accurately.

     Seller may at its option and expense install and operate check meter to check Buyer's meters. Such meters shall be for check purposes only and shall not be used in the measurement of gas for the purposes of this agreement except as provided above. Check meters shall be subject at all reasonable times to inspection and examination by Buyer. The installation and operation thereof shall, however, be done entirely by Seller.

                              ARTICLE XIII

PRICE:

     1. For a one year period commencing January 1, 1988, Buyer shall pay Seller a contract price of $1.75 per one million British thermal units for gas well gas delivered hereunder, subject to the requirements and limitations of the following paragraphs 2 and 3.

     2(a).     Seller recognizes that payment of any price during
the term of the Contract which is higher than the price provided under Section 109 of the Natural Gas Policy Act of 1978 (NGPA) is subject to Seller making a filing for and receiving a category determination pursuant to Section 273.202 of the NGPA as provided herein.

     (b). If Seller elects to file or causes to be filed an application(s) for determination of well category with the Texas Railroad Commission as to "new natural gas" under Section 102 or "new onshore production well" under Section 103 for any gas, the contract price applicable to gas will be paid for volumes of gas received after the date of the Railroad Commission's receipt of such filing. Buyer's obligation to pay any rate in excess of the
Section 109 rate for gas is expressly conditioned upon Seller furnishing Buyer a copy of the filed Form F-1 and FERC-121 within thirty (30) days after "the date of Seller's filing" (as hereinafter defined) with the Railroad Commission. If Buyer does not receive a copy of Seller's filing within thirty (30) days from the date of Seller's filing with the Railroad Commission, the price increase pursuant to such filing for gas shall be effective the first day of the month in which Buyer receives notice of "the date of Seller's filing".

     (c). The actual "date of Seller's filing" for a gas well category determination as used herein shall be defined to mean either (1) the receipt date affixed to Seller's application by an official representative of the Railroad Commission or (2) the date of application receipt shown on Railroad Commission correspondence assigning a docket number to the subject well determination.

     (d). Notwithstanding anything herein contained to the contrary, Buyer shall not pay a price in excess of the maximum lawful price established by the Natural Gas Policy Act of 1978 for like vintage, character and category of gas covered hereby: however, if the price herein is deemed unlawful by any final decree or order of any judicial or administrative body asserting jurisdiction over the premises hereof, then the price payable hereunder shall he reduced to such lawful rate and Seller agrees to refund to Buyer, in a reasonable period of time, with any applicable interest, any amounts collected by Seller in excess of any such lawful rate.

     3(a).     Seller or Buyer may request a renegotiation of the
price payable hereunder to be effective January 1, 1989 and at twelve (12) months intervals thereafter; provided, however, the price renegotiation process shall be initiated only by either party giving the other party written notice of its desire for a price renegotiation at least thirty (30) days preceding the date the renegotiated price is to become effective.

     (b) In the event Buyer and Seller have not reached mutual agreement pursuant to paragraph 3(a) of this Article XIII as to the price to be paid during any accounting period prior to the commencement of such accounting period then either party may terminate the Contract by providing no less than ten (10) days prior written notice to the other party; provided, however, should the parties not agree on a renegotiated price and should Seller elect to terminate the Contract, Buyer will have the right to meet any third party offer (including terms relating to take obligations) for gas which Seller is willing to accept. Should Buyer and Seller not agree on a renegotiated price and should Buyer fail to meet such third party's offer, then this Contract shall terminate at 7:00 A. M. Central Standard Time of the first day of the applicable accounting period and shall have no further force and effect, except that Buyer shall pay Seller for any gas delivered hereunder prior to such day in accordance with the Contract.

                               ARTICLE XIV

PAYMENT:

     As soon as practicable following the end of each calendar month during the term hereof, Buyer shall furnish the Seller with a statement of gas delivered hereunder by Seller to Buyer during Buyer's preceding calendar month; and Seller hereby directs Buyer to pay

                    EP Operating Company
                    1601 Elm Street
                    Suite 1200
                    Dallas, Texas 75201-9990

who is hereby designated as Seller's representative to receive such payment, on or before the 25th day of each calendar month, 100% of the proceeds for all gas delivered to Buyer hereunder during the preceding fiscal month in accordance with each such statement and to so continue such payments until Buyer has received written notice to the contrary at its Dallas, Texas office. Payment shall be deemed to be delivered to Seller when addressed to Seller's representative designated in this Article and deposited in the United States mail, postage prepaid.

     Seller agrees to cause proper settlement and accounting to be made to all the owners of interest in the proceeds from the sale of gas delivered to Buyer hereunder; however, Buyer shall have the right but not the obligation at all times, or from time to time, as it may choose, to make settlement and accounting to such owners and deduct the amount thereof in making payment to Seller hereunder, and, in such event, Seller agrees to refund to Buyer any overpayments so made by Buyer. In any such case, Seller agrees to furnish Buyer, at Seller's expense, a title opinion to date specified by Buyer, written by an attorney acceptable to Buyer, showing ownership of the entire leasehold interest. Buyer shall be entitled to require an executed division order before payment.

     Seller agrees to indemnify and hold Buyer harmless from and against all loss, cost, expense or damages that Buyer may sustain as a result of having so made payments under the provisions of this Article.

     In the event of any dispute, concerning the identity of Seller's representative, or in the event of the filing of any lien(s) or lawsuit(s) at any time concerning Seller's title to the leases, or any of them, or the gas produced therefrom or proceeds of the sale thereof, Buyer shall be entitled at any time to suspend payment for gas purchased by it hereunder and withhold the proceeds payable therefor, without interest, until such dispute, defect or question of title is corrected or removed to Buyer's satisfaction, or until the Seller furnishes security conditioned to save Buyer harmless in form and with sureLy satisfactory to Buyer.

     If any overpayment or underpayment in any form whatsoever shall be found and the bill therefore has been paid, Seller shall refund the amount of the overpayment or the Buyer shall pay the amount of the underpayment within thirty (30) days after final determination thereof. Provided, however, any party receiving proceeds under this Contract may not request any adjustment or correction of any statement or payment unless written notice of such request for adjustment or correction is furnished within two
(2) years of the date of the  statement or payment.

                               ARTICLE XV

TERM:

     Subject to the other terms and provisions hereof, this agreement shall be effective from the date hereof and shall thereafter continue and remain in full force and effect for a period and primary term of ten (10) years from the date hereof and thereafter until cancelled by Buyer or Seller by giving the other party sixty (60) days written notice of its intention to do so.

                                ARTICLE XVI

FORCE MAJEURE:

     In the event of either party hereto being rendered unable wholly or in part by force majeure to carry out its obligations under this agreement, it is agreed that on such party giving notice and full particulars of such force majeure in writing or by telegraph to the other party after the occurrence of the cause relied on, then the obligations of the party giving such notice, so far as they are affected by such force majeure, from its inception, shall be suspended during the continuance of any inability so caused but for no longer period, and such cause shall be as far as possible remedied with all reasonable dispatch.

     The term "force majeure" as employed herein shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earth quakes, fires, storms, floods, washouts, arrests and restraints of rulers and people, arrests and restraints of the Government, either federal or state, inability of any party hereto to obtain necessary materials, supplies or permits due to existing or future rules, orders and laws of governmental authorities (both federal and state), interruptions by government or court orders, present and future order of any regulatory body having proper jurisdiction, civil disturbances, explosions, sabotage, breakage or accident to machinery or lines of pipe, the necessity for making repairs or alterations to machinery or lines of pipe, freezing of wells or lines of pipe, any act or omission (including failure to take gas) of a purchaser of gas from Buyer which is excused by any event or occurrence of the character herein defined as constituting force majeure, failure of gas supply or wholesale or retail gas markets, partial or entire failure of wells, and any other causes, whether of the kind herein enumerated or other wise not within the control of the party claiming suspension and which by the exercise of due diligence such party is unable to overcome. Such term shall also include the inability to acquire, or the delays in acquiring, at reasonable cost and after the exercise of reasonable diligence, any servitudes, right-of-way grants, permits or licenses required to be obtained to enable a party hereto to fulfill its obligation hereunder.

     It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirement of the use of diligence in restoring normal operating conditions shall not require the settlement of strikes or lockouts by acceding to the terms of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.

                              ARTICLE XVII

TAXES:

     Subject to the following provisions of this Article XVII, Seller agrees to pay, or cause to be paid, all taxes and assessments lawfully levied and imposed upon Seller with respect to the gas delivered hereunder prior to its delivery to Buyer. Buyer agrees to pay, or cause to be paid, all taxes and assessments lawfully levied and imposed upon Buyer with respect to the gas delivered hereunder after its receipt by Buyer. Neither party shall be responsible or liable for any taxes or other statutory charges levied or assessed against any of the facilities of the other party used for the purpose of carrying out the pro visions of this contract.

     Seller shall be liable for all severance and production taxes applicable to said gas prior to delivery to Buyer. Seller shall make all reports and payments with respect to gross production taxes applicable to the gas purchased under the above referenced Gas Purchase Contract, all within the time and manner required by law. Seller agrees to make such reports and payments promptly and hereby agrees to indemnify and hold Buyer harmless from all loss, cost and expense, including tax payments, penalty and interest Buyer may suffer as a result of Seller's failure to pay taxes as required by the Comptroller. Buyer may deduct from any amounts due Seller under any contract between Buyer and Seller any payments, penalty and interest which Buyer is required to pay to the Comptroller because of Seller's failure to make payments promptly and correctly. Prior to Buyer's payment for December production each year, Buyer may require Seller to furnish Buyer documentation proving Seller has paid all applicable gross production taxes for the previous calendar year.

                               ARTICLE XVIII

IN GENERAL:

     1. WARRANTY: Seller hereby warrants the title to the gas delivered here under, Seller's right to sell the same and that same is free from all liens and adverse claims.

     2. RIGHT-OF-WAY: Seller hereby grants to Buyer, insofar as Seller has the right to do so, the right of ingress and egress, the right to lay and maintain pipelines, telephone and telegraph lines and to install any other necessary equipment on and across any lands covered by this agreement. All lines and other equipment placed by Buyer on said lands shall remain the personal property of Buyer, and subject to the terms of this contract, may be removed by Buyer at any time.

     3. INDEMNITY: As between the parties hereto, Seller shall be in control and in possession of the gas deliverable hereunder and responsible for any damages or injuries caused thereby until the same shall have been delivered to Buyer at the point of delivery, except injuries and damages which shall be occasioned solely and proximately by the negligence of Buyer. After reception of gas, Buyer shall be deemed to be in exclusive control and possession thereof and responsible for any injuries or damages caused thereby, except injuries and damages which shall be occasioned solely and proximately by the negligence of Seller.

     4. WAIVER OF BREACH: The waiver of either party of any breach of any of the provisions of this agreement shall not constitute a continuing waiver of other breaches of the same or other provisions of this agreement.

     5. REGULATORY BODIES: This agreement and all operations hereunder are subject to the applicable federal and state laws and the applicable orders, rules and regulations of the Railroad Commission of Texas, the Federal Energy Regulatory Commission and of any other state or federal authority having or asserting jurisdiction; but nothing contained herein shall be construed as a waiver of any right to question or contest any such law, order, rule or regulation in any forum having jurisdiction in the premises.

     6. INTRASTATE: Each party warrants to the other that its (or its agents) facilities utilized for the delivery and acceptance of gas hereunder are wholly intrastate facilities and are not subject to the Natural Gas Act of 1938, as heretofore amended. As a material representation, without which both parties would not have been willing to execute this agreement, each party warrants to the other party that it will take no action or commit an act of omission which will subject its facilities, this transaction, or the other party's facilities, to jurisdiction of the Federal Energy Regulatory Commission or its successor governmental agency under the terms o the Natural Gas Act of 1938, as amended. The gas delivered and accepted hereunder shall not have been nor shall be sold, transported or otherwise utilized in interstate commerce in a manner which will subject either party to the terms of the Natural Gas Act of 1938, as amended. In addition to and without excluding any remedy the aggrieved party may have at law or in equity, the party who breached the above warranties and representations shall be liable to the aggrieved party for all damages, injury and reason able expense the aggrieved party may sustain by reason of any breach hereof. Further, should either party perform any act, or cause any act to be performed, at any time, that results in any gas covered hereunder becoming regulated by or subject to the jurisdictional consequences of the FERC or successor governmental authority contrary to this Contract, this Contract shall be deemed of its own terms to terminate on the day before the date of such occurrence; provided, however, such termination shall never be construed to impair any right arising under this paragraph.

     7. NOTICES: All notices provided for herein shall be in writing and shall be deemed to be delivered to Seller when addressed to

                    EP Operating Company
                    1600 Elm Street
                    Suite 1200
                    Dallas, Texas 75201-9990

and deposited in the United States mail, postage prepaid, and shall be deemed to be delivered to Buyer when addressed to Lone Star Gas Company, Contract Administration Department, 301 South Harwood Street, Dallas, Texas 75201, and deposited in the United States mail, postage prepaid; or to such other single name and address as either party may by like notice give to the other party.

     8. CAPTIONS: The captions or headings preceding the various parts of this agreement are inserted and included solely for convenience and shall never be considered or given any effect in construing this contract or any part of this contract or in connection with the intent, duties, obligations or liabilities of the respective parties hereto.

     9. ASSIGNMENT: All the covenants, stipulations, terms, conditions and provisions of this agreement shall extend to and be binding upon the respective successors, assigns, heirs, personal representatives and representatives in bankruptcy of the parties hereto, and shall be covenants running with the land for the full term herein set forth; provided, however, that no assignment of this contract by Seller, in whole or in part, shall affect or impair the rights of Buyer nor in any case increase Buyer's obligations under this contract. Any complete or partial assignment of these premises by Seller shall contain a provision obligating Seller's assignee to recognize and perform Seller's obligations under this contract. No conveyance or transfer of any interest of Seller or the owners of any royalty, overriding royalty or production payments shall be binding upon Buyer until Buyer has been furnished with written notice thereof including such conveyance or transfer, showing marketable title in any such transfer, all to the satisfaction of the attorneys for Buyer.

     10. PROCESSING RIGHTS: Liquid hydrocarbons extracted by Seller from the gas covered hereby shall be limited to that which Seller may extract by the use of conventional mechanical lease separators, but not cryogenic lean oil units or any other type of extraction facility, prior to delivery of the gas covered hereby to Buyer. Any distillates, condensates and/or liquid hydrocarbons accumulating in the drips, lease separators and/or lines from the respective wells to Buyer's respective meters shall belong to and be owned by Seller, and all distillates, condensates and/or liquid hydrocarbons accumulating in drips and/or lines after the same shall have passed through Buyer's meters shall belong and and be owned by Buyer.

     11. ENTIRE AGREEMENT: This agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to said matter. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding.

     IN WITNESS WHEREOF, the parties have executed this agreement in one or more copies or counterparts, each of which, when executed by Buyer and any Seller, shall constitute and be an original effective agreement between such Buyer and Seller(s) executing same as of the date first above written, whether or not this copy or any counterpart is signed by all the parties named herein.

ATTEST:                            EP Operating Company
                                   a Texas limited partnership
                                   BY ENSERCH EXPLORATION, INC.
                                   MANAGING GENERAL PARTNER


/s/ F. W. Fraley, III              By /s/ G. Marc Lyons
Assistant Corporate Secretary      Vice President, Market

                                   "Seller"

ATTEST:                            LONE STAR GAS COMPANY, a
                                   Division of ENSERCH
                                   CORPORATION

/s/ M. K. Chapman                  By /s/ W. F. Weidler, Jr.
Assistant Corporate Secretary      Vice President

                                  "Buyer"


STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

     This instrument was acknowledged before me on this the 26th day of April, 1988 by G. Marc Lyons, Vice President of Enserch
Exploration, Inc., Managing General Partner on behalf of EP
Operating Company, a Texas limited partnership.

My Commission Expires

9/21/91                            /s/ Paula Clifton
                                   Notary Public
                                   State of Texas

STATE OF TEXAS

COUNTY OF DALLAS

     BEFORE ME., the undersigned authority, a Notary Public in and for the State of Texas, on this day personally appeared W. F. Weidler, Jr., Vice President of LONE STAR GAS COMPANY, a Division of ENSERCH CORPORATION, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 5th day of
July, A.D. 1988.

Commission Expires:

May 27, 1990                       /s/ Nancy J. Taylor
                                   Notary Public
                                   In and For the State of Texas

                                                  LS-T-GP#6477




                    AMENDMENT OF GAS PURCHASE CONTRACT

     THIS AMENDATORY AGREEMENT, made and entered into on this 1st day of June, 1990, by and between EP Operating Company, hereinafter referred to as "Seller", and LONE STAR GAS COMPANY, a Division of Enserch Corporation, a Texas corporation, hereinafter referred to as "Buyer",

                               WITNESSETH:

     WHEREAS, EP Operating Company, (Seller), and Lone Star Gas Company, a Division of Enserch Corporation, a Texas corporation (Buyer), made and entered into a Gas Purchase Contract (Subject Contract) dated January 1, 1988 as amended, providing for the sale and purchase of gas from certain lands and leases in Gregg County, Texas, to which contract, reference is hereby made for all purposes; and

     WHEREAS, Buyer and Seller had not mutually agreed to a price to be paid under the Subject Contract for the accounting period beginning January 1, 1990 and therefore, by letter dated December 21, 1989, Seller advised Buyer of its election to terminate the Subject Contract effective January 1, 1990; and

     WHEREAS, Buyer and Seller desire to reinstate the Subject
Contract effective June 1, 1990 and to make certain modifications, changes, amendments and supplements thereto.

     NOW THEREFORE, for and in consideration of the sum of One Dollar ($1.00) to each in hand paid by the other party hereto, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and agreements herein contained, Seller and Buyer do hereby contract and agree, as follows:

     I. Effective June 1, 1990 paragraph (2) of Article I entitled DEFINITIONS, shall be deleted in its entirety.

     II. Effective June 1, 1990, in paragraph (5) of Article I entitled DEFINITIONS, the dates "January 1, 1988" and "January 1" shall be deleted and the dates "June 1, 1990" and "June 1" substituted therefore.

     III. Effective June 1, 1990 Article II entitled PROPERTIES
COVERED shall be deleted in its entirety and the following substituted therefore:

                                "Article II

PROPERTIES COVERED

     Seller covenants and represents that Seller owns or has the right to market gas from various sources within the state of Texas under Seller's existing agreements. Such gas production will be made available to Buyer under the terms and provisions of this Contract at the point(s) of delivery hereunder."

     IV. Effective June 1, 1990, Article III entitled SUBJECT
MATTER shall be deleted in its entirety and the following substituted therefore:

                               "ARTICLE III

SUBJECT MATTER:

     Subject to the terms and provisions herein set out Seller hereby agrees to sell and deliver to Buyer at the point(s) of delivery herein provided for, and Buyer hereby agrees to purchase and receive at such point(s) of delivery legally produced gas of whatsoever kind or character as produced (including all hydrocarbons therein contained), collectively hereinafter referred to as the subject matter hereof, in accordance with the terms and conditions herein stipulated."

     V. Effective June 1, 1990, Article IV entitled RESERVATIONS BY SELLER shall be deleted in its entirety.

     VI.  Effective June 1, 1990, Article VI entitled PIPELINE
CONNECTION shall be deleted in its entirety and the following substituted therefor:

                                "ARTICLE VI

PIPELINE CONNECTION:

     The parties hereto recognize that as of June 1, 1990, all facilities required in order to enable Seller to deliver and Buyer to receive gas from Seller at the point(s) of delivery hereunder are already constructed and in operation.

     The parties hereto agree that Seller shall complete or cause to be completed delivery lines which will be used by Seller to gather the gas covered by this Contract after June 1, 1990, and deliver said gas to Buyer at the point or points of delivery, as provided for hereunder. If it is or becomes unprofitable to Buyer for it to do so, Buyer shall neither be required to connect nor continue connection with Seller's delivery line, nor to continue operation or maintenance of its pipeline in the field in which said delivery line is located."

     VII. Effective June 1, 1990, Article VII entitled DELIVERY
POINT shall he deleted in its entirety and the following substituted therefore:

                               "ARTICLE VII

DELIVERY POINT:

     The Point(s) of Delivery for all gas delivered hereunder shall be at mutual]y agreeable points on Lone Star Gas Company's pipeline within the State of Texas. Title to all gas delivered hereunder shall pass from Seller to Buyer at said Point(s) of Delivery."

     VIII. Effective June 1, 1990, Article IX entitled EQUIPMENT shall be deleted in its entirety and the following substituted therefore:

                                "ARTICLE IX

EQUIPMENT:

     Seller agrees to furnish, install and maintain such equipment as may be necessary for the proper, safe and efficient operation and maintenance of Seller's delivery line and to enable it to make delivery of gas as provided herein. Such equipment shall include the valves and fittings necessary to permit Buyer to make its connections at the point(s) of delivery and to regulate the deliveries from Seller's delivery line according to Buyer's requirements, including chokes and other equipment that may be necessary to prevent freezing during the varying deliveries from Seller's delivery line. Seller shall also furnish, install and maintain such drips, separators, and other devices as may be necessary to prevent the admission of any objectionable liquids or solids into the pipeline of Buyer. Such drips, separators, delivery line and other devises shall be constructed with a working pressure rating at least equal to the working pressure at which it Is contemplated hereunder they will operate and they shall be equipped with suitable safety devices such as explosion heads to protect against excessive pressure.

     Any distillates, condensates and/or liquid hydrocarbons accumulating in the drips, lease separators and/or lines of Seller prior to delivery hereunder shall belong to and be owned by Seller, and all distillates, condensates and/or liquid hydrocarbons accumulating in drips and/or lines after the same shall have passed through Buyer's meters shall belong to and be owned by Buyer."

     IX. Effective June 1, 1990, Article X entitled FIELD
OPERATIONS shall be amended by deleting the word or words as shown below:
     (A) The words "wells and" located on the seventh line of the first paragraph on page 11 shall be deleted.

     (B) The words "all wells located on the premises and" located on the second line of the second paragraph shall be deleted.

     (C) The words "wells or" located on the fifth line of the second paragraph shall be deleted.

     (D) The words "wells and" also located on the fifth line of the second paragraph shall be deleted.

     (E) The entire last sentence of the second paragraph, such sentence beginning with the word "Seller" and ending with the word "well" shall be deleted in its entirety.

     X. Effective June 1, 1990, Article XI entitled QUANTITY shall be deleted in its entirety and the following substituted therefore:

                                "ARTICLE XI

QUANTITY:

     Buyer undertakes no obligation to purchase gas solely from Seller or solely within the district in which the premises covered hereby are located, nor to purchase at all times Seller' s full quantity of gas which is available for sale; but conversely, the amount of gas which Buyer will be able to purchase and receive hereunder will vary from time to time and will be dependent upon: operating conditions of Buyer, the amount of gas purchased by Buyer in local and other fields and procured from other sources, pipeline and plant capacities and facilities, laws and regulations governing gas production and purchases, the requirements of the customers supplied by Buyer's pipeline system, and other conditions and circumstances peculiar to the industry.

     This is not a take-or-pay contract; however, Buyer agrees, subject to the terms and provisions of this contract to purchase from Seller, if available for delivery hereunder in accordance with the terms and provisions hereof, during each annual period of the terms hereof, a quantity of 5475 MMCF at the point(s) of delivery or pay Seller a higher price in accordance with the terms hereof. Buyer shall have the right, but not the obligation to purchase up to fifty million cubic feet (50 MMCF) of gas per day.

     Buyer's purchase obligation under and pursuant to this contract is subject to Seller's delivery capacity and ability to deliver gas in accordance with the terms of this contract and with state and federal laws and in compliance with the rules and regulations of the Texas Railroad Commission or such other regulatory body as may have jurisdiction thereof. Tests for the purpose of determining Seller's delivery capacity by actual measurement and calculation shall be conducted, at the instance or request of either Seller or Buyer, at intervals of approximately six (6) months or as often as either Seller or Buyer may deem necessary, and Seller's delivery capacity on each day during the period between the dates of any two consecutive tests shall be determined by the first of such tests provided that such tests shall be made only after a stabilized rate of flow for a twenty-four (24) hour period has been achieved by not less than seventy-two (72) hours' flow against a stabilized pressure maintained by Buyer as a normal operating pressure at the point(s) of delivery.

     In the event Buyer should fail to purchase under this contract during any annual period of the term hereof a quantity of gas equal to or greater that 5475 MMCF subject to and pursuant to the provisions of this contract, then Seller shall within three (3) months following the end of such period notify Buyer regarding Buyer's failure to purchase its obligation of gas under this contract, accompanying such notice with an itemized statement giving full information with respect to such deficiency and Buyer shall then pay Seller an additional amount for gas actually taken; such amount to equal the product of (i) the volumes expressed in MMBTU identified as Buyer's deficiency for such annual period, multiplied by (ii) ten percent (10%) of the MMBTU discount price in effect under the contract during the annual period in which such deficiency occurred (additional price); provided, however, that the accuracy of Seller's invoice is subject to verification by Buyer. Seller's failure to timely submit such invoice to Buyer shall constitute a waiver by Seller of such additional price. For purposes of this Agreement, Buyer shall receive credit for all volumes reflected on Buyer's written dispatch orders, and should Buyer's written dispatch orders equal at least the Contract Volume (5475 MMCF) on an annual basis, then Buyer shall have been deemed to have purchased its minimum obligation hereunder at the discount price".

     In the event Buyer fails to order any gas under this contract during any annual period, then Buyer shall pay Seller a standby charge equal to 5475 MMCF multiplied by ten percent (10%) of the MMBTU discount price in effect under the contract during the annual period in which Buyer failed to order any gas, such amount in lieu of any damage Seller may suffer as a result of such failure by Buyer to order any gas hereunder. Seller's failure to submit a timely invoice shall constitute a waiver of such standby charge.

     XI. Effective June 1, 1990, Article XIV entitled PRICE shall be deleted in its entirety and the following substituted therefor:

                               "ARTICLE XIII

PRICE:

     1. For the period commencing June 1, 1990 and extending through May 31, 1991, Buyer shall pay Seller and Seller agrees to accept a discount price of $2.75 per one million British thermal units for gas delivered hereunder.

     2. (a) Effective June 1, 1991, Buyer agrees to pay Seller and Seller agrees to accept from Buyer a discount price of $2.75 per MMBTU; such $2.75 per MMBTU price to be adjusted by multiplying such price by a factor "A" (see below for determination of factor "A"). On the first day of each subsequent June thereafter during the term hereof the discount price shall be adjusted to be the price resulting by multiplying the discount price in effect immediately prior to such date by a factor "A", where:

     (the average of Buyer's monthly WACOG for the twelve (12) months ("the Last Twelve Months") commencing fourteen
     (14) months prior to the effective date of the price adjustment and continuing through the last day of the month which is two (2) months prior to the effective date of the price adjustment)

A=   -------------------------------------------------------

     (the average of Buyer's monthly WACOG for the twelve (12) months (the "Preceding Twelve Months") immediately preceding the Last Twelve Months)

     The parties hereto agree, however, that the price payable hereunder during any accounting period shall not be less than $2.75 per MMBTU. For purposes of calculating the factor "A", the term "Buyer's monthly WACOG" shall mean the unit cost of gas reflected on Line 1 of Schedule B of the Statement of Gas Cost Adjustment and City Gate Rate for the month in question prepared by Buyer in accordance with the Order of the Texas Railroad Commission in Docket No. GUD-3543 dated November 22, 1982, as filed with the Gas Utilities Division of such Commission; or any similarly calculated monthly unit cost of gas if said Order is no longer in effect or such filing pursuant thereto is no longer required by such Commission.

     (b) Notwithstanding anything herein contained to the contrary, Buyer shall not pay a price in excess of the applicable maximum lawful price, if any, established by the Natural Gas Policy Act of 1978 for gas covered hereby; however, if the price herein is deemed unlawful by any final decree or order of any judicial or administrative body asserting jurisdiction over the premises hereof, then the price payable hereunder shall be reduced to such lawful rate and Seller agrees to refund to Buyer, with any applicable interest, any amount collected by Seller in excess of any such lawful rate."

     3.   The price payable hereunder shall be inclusive of taxes.

     XII. Effective June 1, 1990, Article XV entitled TERM shall be deleted in its entirety and the following substituted therefor:

                                "ARTICLE XV

TERM:
     Subject to the other terms and provisions hereof, this agreement shall be effective June 1, 1990 and shall thereafter continue and remain in full force and effect for a period and primary term of five (5) years; provided, however, either party may cancel at the end of any year by giving the other party written notice of its intention to do 60, at least sixty (60) days prior to the beginning of a new annual period (60 days prior to June 1)."

     XIII. Effective June 1, 1990, Exhibits "A" and "B" shall be deleted in their entirety.

     XIV. As hereby amended, the Subject Contract is reinstated effective June 1, 1990 and shall remain in full force and effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their heirs, representative, successors and assigns.

     IN WITNESS WHEREOF, this Amendment of Gas Purchase Contract has been executed in duplicate originals as of the day and year first herein written.

BUYER:                             SELLER:
Agreed to and Accepted this        Agreed to and Accepted this
27th day of March, 1991            6th day of March, `991

LONE STAR GAS COMPANY              EP OPERATING COMPANY, a
                                   limited Partnership,
                                   by ENSERCH EXPLORATION, INC.,
                                   Managing General Partner

By:  /s/ W. F. Weidler, Jr.        By:  /s/ Gary J. Junco
Printed Name: W. F. Weidler, Jr.   Printed Name: Gary J. Junco
Title:  Vice President             Title:  President



STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on the 6th day of March, 1991, by Gary J. Junco, President of EP OPERATING COMPANY,
a limited Partnership, by ENSERCH EXPLORATION, INC., Managing General Partner, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.


                              /s/ Phyllis Fowler-Pace
                              Notary Public in and for the
Commission Expires:           State of Texas
May 3, 1994                   My commission expires: 5/3/94
                              Printed Name:  Phyllis Fowler-Pace


STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on the 27th day of March, 1991, by W. F. Weidler, Jr., Vice President of LONE STAR COMPANY, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.


                              /s/ Nancy Taylor
                              Notary Public in and for
Commission Expires:           the State of Texas
May 27, 1994

                                                  LS-T-GP#6477
                                                  EEI-GS#00788


                    AMENDMENT OF GAS PURCHASE CONTRACT


     THIS AMENDATORY AGREEMENT, made and entered into to be effective the 1st day of July 1992, by and between EP OPERATING COMPANY, a Texas limited partnership, hereinafter referred to as "Seller", and LONE STAR GAS COMPANY, a Division of ENSERCH Corporation, a Texas corporation, hereinafter referred to as "Buyer",

                               WITNESSETH:

     WHEREAS, Seller and Buyer made and entered into a Gas Purchase Contract (Subject Contract) dated January 1, 1988, as amended, reference to which is hereby made for all purposes; and

     WHEREAS, Buyer and Seller desire to further amend the Subject contract effective July 1, 1992 making certain modifications thereto.

     NOW THEREFORE, for and in consideration of the sum of One Dollar ($1.00) to each in hand paid by the other party hereto, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and agreements herein contained, Seller and Buyer do hereby contract and agree, as follows:

     I.   Effective July 1, 1992, Article II entitled PROPERTIES
COVERED, shall be deleted in its entirety and the following substituted therefor:

                                "ARTICLE II

PROPERTIES COVERED

     Seller covenants and represents that Seller owns Intrastate Gas Reserves underlying certain lands and leaseholds within the state of Texas and that such gas production will be made available to Buyer under the terms and provisions of this Contract at the point(s) of delivery hereunder."

     II. Effective July 1, 1992, Article XI entitled QUANTITY shall be deleted in its entirety and the following substituted therefore:

                                "ARTICLE XI

QUANTITY:

     Buyer undertakes no obligation to purchase gas solely from Seller or solely within the district in which the premises covered hereby are located, nor to purchase at all times Seller's full quantity of gas which is available for sale: but conversely, the amount of gas which Buyer will be able to purchase and receive hereunder will vary from time to time and will be in Buyers sole discretion.

     This is not a take-or-pay contract; however, Buyer agrees, subject to the terms and provisions of this Contract to purchase from Seller, if available for delivery hereunder in accordance with the terms and provisions hereof, during each annual period (July 1 thru June 30 of each calendar year) of the term hereof, a quantity of 9.75 BCF.

     Buyer shall have the right, but not the obligation to purchase up to eighty million cubic feet (80 MMcf) of gas per day; provided, however, the maximum quantity of gas which Seller is obligated to deliver during each annual period shall be one hundred fifty percent (150%) of the minimum quantity for such annual period as provided above.

     Buyer's purchase rights under and pursuant to this contract is subject to Seller's delivery capacity and ability to deliver gas in accordance with the terms of this contract and with state and federal laws and in compliance with the rules and regulations of the Texas Railroad Commission or such other regulatory body as may have jurisdiction thereof.

     III. Effective July 1, 1992, Article XIII entitled PRICE shall be deleted in its entirety and the following substituted therefor:

                              "ARTICLE XIII

PRICE:

     1. For all of Seller's gas delivered to Buyer at the point(s) of delivery and purchased hereunder during each annual period during the term hereof, Buyer agrees to pay Seller and Seller agrees to accept the price(s) as shown hereunder:

          ANNUAL PERIOD                 PRICE $(MMBTU)
     July 1, 1992 - June 30, 1993            $2.150
     July 1, 1993 - June 30, 1994            $2.375
     July 1, 1994 - June 30, 1995            $2.500
     July 1, 1995 - June 30, 1996            $2.625
     July 1, 1996 - June 30, 1997            $2.750

     2. Notwithstanding anything herein contained to the contrary, Buyer shall not pay a price in excess of the applicable maximum lawful price, if any, established by the Natural Gas Policy Act of 1978 for gas covered hereby: however, if any portion of the price herein is deemed unlawful or is not approved for inclusion in Buyer's cost of purchased gas used in the calculation of Buyer's city gate rate as approved by the Texas Railroad Commission (the "Cost of Purchased Gas"), or by any final decree or order of any judicial or administrative body, then the price payable hereunder shall be reduced to such lawful rate or to the price which is approved by the Texas Railroad Commission for inclusion in the Cost of Purchased Gas. Seller agrees to refund to Buyer, with applicable interest, any amount collected by Seller in excess of the lower of (i) such lawful rate or (ii) that portion of such price which is approved by the Texas Railroad Commission for inclusion in the Cost of Purchased Gas.

     Should such a price reduction event occur then Seller shall have the option to be exercised within thirty (30) days following notification of such event to cancel this contract by giving Buyer sixty (60) days prior written notice of its intention to do so.

     3. The price payable hereunder shall be inclusive of taxes."

     IV. Effective July 1, 1992, Article XV entitled TERM shall deleted in its entirety and the following substituted therefor:

                                "ARTICLE XV

TERM:

     Subject to the other terms and provisions hereof, this agreement shall be effective January 1, 1988 and shall extend and continue and remain in full force and effect for a period and primary term through June 30, 1997."

     V. As hereby amended, the Subject Contract shall remain in full force and effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their heirs, representative, successors and assigns.

     IN WITNESS WHEREOF, this Amendment of Gas Purchase Contract has been executed in duplicate originals as of the day and year first herein written.

BUYER:                             SELLER:
Agreed to and Accepted this        Agreed to and Accepted this
23rd day of April, 1992.           24th day of April, 1992.

LONE STAR GAS COMPANY, a Division  EP OPERATING COMPANY, a
of ENSERCH Corporation             Texas limited partnership,
                                   by ENSERCH EXPLORATION,
                                   INC., Managing General
                                   Partner


By   /s/ G. R. Bryan               By   /s/ Jeffrey B. Camp
     Senior Vice President              Senior Vice President


STATE OF TEXAS

COUNTY OF DALLAS

     BEFORE ME, the undersigned authority, a Notary Public in and for said State of Texas, on this day personally appeared JEFFREY B. CAMP, Senior Vice President, of ENSERCH EXPLORATION, INC., Managing General Partner of EP OPERATING COMPANY, a Texas limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said partnership.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 24th day of
April, A.D. 1992.


                              /s/ Tammy Sue Anderson
Commission Expires:           Notary Public in and for
June 11, 1993                 the State of Texas


STATE OF TEXAS

COUNTY OF DALLAS

     BEFORE ME, the undersigned authority, a Notary Public in and for the State of Texas, on this day personally appeared G. R. BRYAN, Senior Vice President, of LONE STAR GAS COMPANY, a Division of ENSERCH Corporation, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 24th day of
April, A.D. 1992.


                              /s/ Tammy Sue Anderson
Commission Expires:           Notary Public in and for
June 11, 1993                 the State of Texas

ENSERCH
EXPLORATION,INC.
1817 Wood Street                                             Diane M. Fitch
Dallas, Texas 75201-5699                                           Director
214-748-1110                                            Crude Oil Marketing
 Fax: 214-670-1549                              and Contract Administration
Mailing Address:
P. 0. Box 2649
Dallas, Texas 75221-2649

                              August 30, 1993

Lone Star Gas Company
301 S. Harwood Street
Dallas, Texas 75201

Attention: Mr. R. A. Boemer

          Re:  Gas Purchase Contract Amendment
               Various Sources
               State of Texas
               LS-T-GP-#6477
               EEI-GS-00788

Gentlemen:

     EP Operating Limited Partnership ("Seller") and Lone Star Gas Company ("Buyer") are parties to that certain Gas Purchase Contract dated January 1, 1988 (Contract) as further referred above. In Amendments to the Contract dated June 1, 1990, April 1, 1991, and July 1, 1992, Article XIII Price was replaced with an entirely new
Article XIII which included the following paragraph 3:

     "3. The price payable hereunder shall be inclusive of taxes."

     Whereas, the parties intended and desire to clarify that the value of severance, production or similar tax levied, assessed or fixed in respect of or applicable to the sale of gas and imposed prior to the delivery of gas by Seller to Buyer, for which Seller is liable during any month, ("Taxes") is and has been included in the price provided for in the Contract beginning June 1, 1990; and

     Whereas, it is the mutual desire of both Buyer and Seller to further modify the Contract.

     Now Therefore, for and in consideration of the mutual covenants and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, Seller and Buyer do hereby agree to clarify and further modify the contract as follows:

1. Effective June 1, 1990, Paragraph 3. Article XIII Price is hereby deleted in its entirety and the following substituted in place and in lieu thereof:
"3. Buyer and Seller acknowledge that the price paid hereunder includes, as part of that price reimbursement for severance, production, gathering or similar taxes. Such taxes currently amount to seven and one-half percent (7-l/2 %) of the purchase price. "

2.   Effective June 1, 1993, Paragraph 4, Article V Quality and
Pressure is hereby deleted in its entirety and the following substituted in place and in lieu thereof:

     "4. The gas delivered hereunder shall have a total heating value of not less than nine hundred fifty (950) British Thermal Units (BTU) nor more than one thousand one hundred (1,100) BTU per cubic foot under the conditions of measurement contained herein; provided however, for gas transported through systems designated by Buyer as a gathering system the heat content of the gas shall not be less than one thousand (1,000) British Thermal Units per cubic foot (there shall not be a maximum heat content for gas transported through a gathering system). "

3. Effective June 1, 1993, Paragraph 9. Article XVIII Assignment is hereby deleted in its entirety and the following substituted in place and in lieu thereof:

     "9. ASSIGNMENT: All the covenants, stipulations, terms, conditions and provisions of this Contract shall extend to and be binding upon the parties hereto and their respective successors, assigns, heirs, personal representatives and representatives in bankruptcy. Neither party shall assign this Contract without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld. No assignment of this Contract, in whole or in part, shall affect or impair the rights of the non-assigning party nor in any case increase the non-assigning party's obligations under this Contract. Any complete or partial assignment of this Contract by either party shall contain a provision obligating the assignee to recognize and perform the assigning party's obligations under this Contract. No conveyance or transfer of any interest of Seller shall be binding upon Buyer until Buyer has been furnished with written notice thereof including a true copy of such conveyance or transfer or with other proof that the claimant is legally entitled to such interest, all to the satisfaction of Buyer's attorneys."

     The Contract, as amended, shall remain in full force and effect for the remainder of the term set forth therein. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their representatives, successors and assigns.

     Please acknowledge your agreement by signing both copies of this Letter Agreement in the space provided below and by returning one fully executed document.

                         Yours very truly,
                         SELLER
                          EP OPERATING LIMITED PARTNERSHIP,
                          BY ENSERCH EXPLORATION, INC.
                          Managing General Partner

                         /s/ Gary J. Junco

                         Gary J. Junco
                         President


                         Agreed To and Accepted This
                         7th day of September 1993.

                         Agreed To and Accepted This
                         28th day of October, 1993.

                         BUYER
                         Lone Star Gas Company

                         By:  /s/ W. F. Weidler, Jr.
                              W. F. Weidler, Jr.
                              Vice President


STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

     BEFORE ME, the undersigned authority, a Notary Public in and for the State of Texas, on this day personally appeared Gary J. Junco, President, of ENSERCH EXPLORATION, INC., Managing General Partner of EP OPERATING LIMITED PARTNERSHIP, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said partnership.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, on this 8th day of
September, 1993.


                              /s/ Tammy Sue Anderson
Commission Expires:           Notary Public in and for the
June 11, 1997                 State of Texas

                              Print Name:  Tammy Sue Anderson
                              My Commission Expires:  6/11/97



STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

     BEFORE ME, the undersigned authority, a Notary Public in and for the State of Texas, on this day personally appeared W. F. Weidler, Jr., Vice President of LONE STAR GAS COMPANY, a division of ENSERCH Corporation, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said partnership.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, on this 8th day of
September, 1993.


                              /s/ Dorothy L. Wagner
Commission Expires:           Notary Public in and for the
May 12, 1997                       State of Texas

                              Print Name:  Dorothy L. Wagner
                              My Commission Expires:  May 12, 1997